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                                                 CONSECO, INC. AND SUBSIDIARIES

                                        COMPUTATION OF EARNINGS PER SHARE - FULLY DILUTED
                                                           (unaudited)

                                                                           Three months ended           Nine months ended
                                                                              September 30,               September 30,
                                                                          --------------------          -----------------
                                                                          1997            1996          1997         1996
                                                                          ----            ----          ----         ----
   Weighted average primary shares outstanding....................    210,977,591    143,171,018    209,742,339    115,890,498
     Incremental common equivalent shares:
       Related to options and employee stock plans ...............      1,128,237      1,593,916        450,966      2,784,570
       Related to convertible preferred stock.....................             -      13,295,688              -     16,064,922
                                                                     ------------   ------------   ------------   ------------

   Weighted average fully diluted  shares outstanding.............    212,105,828    158,060,622    210,193,305    134,739,990
                                                                     ============   ============  =============   ============

     Net income for fully diluted earnings per share..............   $153,788,000   $ 78,078,000   $382,721,000   $174,487,000
                                                                     ============   ============   ============   ============

     Net income per fully diluted common share....................           $.73           $.49          $1.82          $1.29
                                                                             ====           ====          =====          =====



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